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                                EXHIBIT (11)(b)
                                ---------------

                         Consent of Ernst & Young  LLP
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      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 14, 1995 with respect to the statement of assets and liabilities in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 33-90888) of Transamerica Investors, Inc. (comprised of the following Transamerica Premeir Funds: Equity Fund, Index Fund, Bond Fund, Balanced Fund, Short-Intermediate Government Fund and Cash Reserve Fund).





                                                         /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP



Boston, Massachusetts
September 14, 1995